                                                                     Exhibit 4.2

         FIRST SUPPLEMENTAL INDENTURE, dated as of March 28, 1995 (the "First Supplemental Indenture"), to the Indenture, dated as of August 17, 1993 (the "Indenture"), among THE HANOVER COMPANIES, a Nevada corporation (the "Company"), THE HORN & HARDART COMPANY, a Nevada corporation (the "Guarantor"), the subsidiaries of the Company which have executed the Indenture (the "Guarantor Subsidiaries"), and FIRST TRUST NATIONAL ASSOCIATION, a national association, as Trustee (the "Trustee").

         WHEREAS, the Company, the Guarantor and the Trustee heretofore entered into the Indenture;

         WHEREAS, the Company and the Guarantor were merged with and into Hanover Direct, Inc., a Delaware corporation ("HDI"), pursuant to the provisions of the Agreements and Plans of Merger, dated as of April 15, 1993, between each of the Company and the Guarantor and HDI, and when the mergers became effective, HDI became responsible for the obligations of, and succeeded to and was substituted for, the Company and the Guarantor, respectively, pursuant to
Section 5.2 of the Indenture;

         WHEREAS, pursuant to the Indenture, $14,000,000 aggregate principal amount of HDI's 9.25% Senior Subordinated Notes due August 1, 1998 (the "Securities") remain outstanding;

         WHEREAS, Sun Life Insurance Company of America ("Sun Life") is the sole Holder of all the outstanding Securities;

         WHEREAS, Section 9.2 of the Indenture provides that HDI, the Guarantor Subsidiaries and the Trustee may amend the Indenture with the written consent of the Holders of at least a majority in principal amount of the then outstanding Securities; and

         WHEREAS, HDI and the Guarantor Subsidiaries desire to amend the Indenture as set forth herein and Sun Life has provided its written consent to the substance of such amendments in consideration of the payment to it of an amendment fee in the amount of $70,000 (the "Amendment Fee") concurrently with the execution of this First Supplemental Indenture.

                  NOW THEREFORE, each party agrees as follows:

                                    ARTICLE I

                                   AMENDMENTS

         1.1 Definitions. The definitions of "CFC Credit Agreement" and "Permitted Investments" set forth in Section 1.1 of the Indenture are amended and restated in their entirety to read as follows:

         "CFC Credit Agreement" means that certain Revolving Credit and Term Loan Agreement, dated as of October 12, 1994, by and among HDI, the lenders from time to time party thereto and NationsBank of North Carolina, National Association, as Agent, and that certain Credit Facilities and Reimbursement Agreement, dated as of October 12, 1994, by and among HDI, the lenders from time to time party thereto and NationsBank of North Carolina, National Association, as Agent, as the same may be amended, modified or supplemented.

         "Permitted Investments" means (i) Cash and Marketable Securities, (ii) investments in Restricted Subsidiaries that are Consolidated Subsidiaries, (iii) investments consisting of the acquisition of (a) up to 50.1% of the outstanding capital stock of Tiger Direct, Inc., in accordance with the terms of the purchase agreement dated as of February 28, 1995, as amended by an amendment thereto dated as of March 20, 1995, between Software Investment Corporation and Tiger Direct, Inc., for which the aggregate of funds invested by way of direct or indirect equity purchase, loans, advances or other extensions of credit shall in the aggregate be less than $18,000,000, and (b) up to 67.5% of the outstanding capital stock of The Austad Company in accordance with the terms of the letter of intent dated March 15, 1995 between HDI and The Austad Company, for which the aggregate of funds invested by way of direct or indirect equity purchase, loans, advances or other extensions of credit shall in the aggregate be less than $8,500,000, (iv) investments in the capital stock or other equity interests (or equity equivalents) of another Person which, when added to the equity interests (and equity equivalents) held prior to such investment, constitute less than 35% of the capital stock or other equity interests (and equity equivalents), and (v) with the written consent of the Holders of at least a majority in principal amount of the then outstanding Securities, investments in the capital stock or other equity interests (or equity equivalents) of another Person which, when added to the equity interests (and equity equivalents) held prior to such investment, constitute 35% or more of the capital stock or other equity interests (and equity equivalents).

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
         1.2 Indebtedness to Consolidated Earnings Ratio. Section 4.10 of the Indenture is amended to delete the table therein and substitute the following:

             Period                                         Ratio
             ------                                         -----
December 31, 1993 to December 31, 1994                    5.00 to 1.0
January 1, 1995 to April 1, 1995                          8.50 to 1.0
April 2, 1995 to July 1, 1995                             9.00 to 1.0
July 2, 1995 to September 30, 1995                        6.75 to 1.0
October 1, 1995 to December 28, 1996                      4.50 to 1.0
December 29, 1996 to August 1, 1998                       4.00 to 1.0

         1.3 Maintenance of Consolidated Net Worth. Section 4.12 of the Indenture is amended to delete such section in its entirety and substitute therefore the following:

         "HDI shall not permit Consolidated Net Worth of HDI during the periods commencing on April 1, 1995 and ending on the last day of the most recently completed fiscal quarter to be less than the greater of (i) $90,000,000 or (ii) $90,000,000 plus 85% of HDI's cumulative net income (including 100% of any losses) as shown on its consolidated statements of income for such periods."

         1.4 Fixed Charge Coverage Ratio. Section 4.20 of the Indenture is amended to delete the table therein and substitute the following:

                                                             Minimum
                                                           Fixed Charge
             Period                                       Coverage Ratio
             ------                                       --------------
July 1, 1993 to December 31, 1993                         1.70 to 1.0
January 1, 1994 to December 31, 1994                      1.80 to 1.0
January 1, 1995 to April 1, 1995                          1.25 to 1.0
April 2, 1995 to July 1, 1995                             1.18 to 1.0
July 2, 1995 to September 30, 1995                        1.35 to 1.0
October 1, 1995 to December 30, 1995                      1.75 to 1.0
December 31, 1995 to December 28, 1996                    2.00 to 1.0
December 29, 1996 to August 1, 1998
    and at all times thereafter                           2.15 to 1.0

         1.5 Accounting Changes. Section 4.26(a)(ii) of the Indenture is amended to add after the words "change its fiscal year" the words "or any fiscal quarter".

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
                                   ARTICLE II
                                  MISCELLANEOUS

         2.1 The Guarantor Subsidiaries shall have submitted each and every Guaranty contemplated by Article 11 of the Indenture and HDI shall have paid the Amendment Fee to Sun Life prior to the execution of this First Supplemental Indenture.

         2.2 Except as expressly supplemented by this First Supplemental Indenture, the Indenture is in all respects hereby ratified and confirmed and shall remain in full force and effect.

         2.3 This First Supplemental Indenture is executed and shall constitute an indenture supplemental to the Indenture and shall be construed in connection with and as part of the Indenture. This First Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York.

         2.4 The recitals contained herein shall be taken as the statements of HDI and the Guarantor Subsidiaries, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this First Supplemental Indenture.

         2.5 This First Supplemental Indenture may be executed in any number of counterparts each of which shall be an original, but all such counterparts shall together constitute but one and the same instrument.

         2.6 Capitalized terms used herein but not otherwise defined shall have the meanings ascribed to them in the Indenture.

         2.7 Upon the execution and delivery of this First Supplemental Indenture, no Event of Default (and no event that, after notice or lapse of time, or both, would become an Event of Default) shall be created or have occurred and be continuing.

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
         IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

                                            HANOVER DIRECT, INC.


                                            By: /s/    Wayne Garten
                                                --------------------------
                                                       Wayne Garten
                                                Title: Executive Vice President

[CORPORATE SEAL]

ATTEST:

/s/
-----------------------------

                                            HANOVER DIRECT PENNSYLVANIA,
                                                 INC.
                                            BRAWN OF CALIFORNIA, INC.
                                            HANOVER DIRECT NEW JERSEY,
                                                 INC.
                                            GUMP'S BY MAIL, INC.
                                            GUMP'S HOLDINGS, INC.
                                            HANOVER LIST MANAGEMENT INC.
                                            HANOVER SYNDICATION CORP.
                                            LEAVITT ADVERTISING AGENCY,
                                                 INC.
                                            YORK FULFILLMENT COMPANY, INC.
                                            COMPANY STORE HOLDINGS, INC.
                                            TWEEDS, INC.
                                            HANOVER CASUALS, INC.
                                            HANOVER DIRECT VIRGINIA INC.
                                            HANOVER FULFILLMENT OF
                                                 VIRGINIA, INC.
                                            HANOVER HOLDINGS INC.
                                            HANOVER VENTURES, INC.
                                            LWI HOLDINGS, INC.
                                            HANOVER REALTY, INC.
                                            HANOVER CATALOG HOLDINGS, INC.


                                            By: /s/    Wayne Garten
                                                --------------------------
                                                       Wayne Garten
                                                Title: Vice President

[CORPORATE SEAL]

ATTEST:

/s/
-----------------------------

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
                                                  FIRST TRUST NATIONAL
                                                  ASSOCIATION, as Trustee


                                                  By:
                                                     ---------------------------
                                                     Title:

[CORPORATE SEAL]

ATTEST:


-----------------------------

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